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              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                 TCW/DW NORTH AMERICAN GOVERNMENT INCOME TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B) TOTAL RETURN (NO LOAD FUND)

                           _                                -
                        |       ___________________|
FORMULA:                |      |        |
                        |  /\  n|       EV        |
           t =          |    \ |    -----------  | -1
                        |     \|        P       |
                        |      |        |
                        |_              _|

                        EV
           TR =      --------       -1
                        P


      t=AVERAGE ANNUAL COMPOUND RETURN
      n=NUMBER OF YEARS
      EV=ENDING VALUE
      P=INITIAL INVESTMENT
      TR=TOTAL RETURN


                                 (8)                              (A)
$1,000         EV AS OF         TOTAL         NUMBER OF      AVERAGE ANNUAL
INVESTED-P     31-Oct-98     RETURN - TR      YEARS - n      COMPOUND RETURN - t
----------     ---------     -----------      ----------     -------------------
31-Oct-97      $1,051.30        5.13%            1.00              5.13%
31-Oct-93      $1,163.10       16.31%            5.00              3.07%
31-Jul-92      $1,288.10       28.81%            6.25              4.13%



(C)       GROWTH OF $10,000
(D)       GROWTH OF $50,000
(E)       GROWTH OF $100,000

FORMULA:    G=(TR+1)*P
            G=GROWTH OF INITIAL INVESTMENT
            P=INITIAL INVESTMENT
            TR=TOTAL RETURN SINCE INCEPTION


$10,000         TOTAL             (C) GROWTH OF              (D) GROWTH OF               (E) GROWTH OF
INVESTED-P      RETURN - TR       $10,000 INVESTMENT - G     $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
----------      -----------       ----------------------     ----------------------      -----------------------
31-Jul-92         28.81               $12,881                      $64,405                    $128,810